Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Share Incentive Plan of Evogene Ltd. of our report dated April 2, 2021 with respect to the consolidated financial statements of Evogene Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel August 31, 2021	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global